GRANT OF POWER OF ATTORNEY
A. Power of Attorney. Effective as of October 26, 2021, each entity listed on Schedule A attached hereto, and such additional affiliated entities that shall come into existence from time to time (each, a "Granting Entity"), hereby constitutes and appoints Tracy L. Sedlock as its true and lawful attorneys-in-fact and agent with full power of substitution, in its name, place and stead to make, execute, sign and file such instruments, documents or certificates as may be necessary or proper in connection with UserTesting, Inc. Each Granting Entity hereby further grants to such attorneys-in-
fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of
the rights and powers herein granted, as fully to all intents and purposes as such Granting Entity might or could do if present, hereby ratifying and confirming all that such attorneys-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted, including, without limitation, the authority to execute documents on behalf of such Granting Entity in connection with investments made by such Granting Entity or any entity controlled by such Granting Entity. Each Granting Entity acknowledges that no such attorneys-in-fact, in serving in such capacity at the request of the undersigned, is hereby assuming any of the undersigned entities responsibilities under the tax laws of the
United States, any state or other jurisdiction. This Power of Attorney shall remain in full force and effect with respect to each such Granting Entity from the date
hereof until revoked by each respective Granting Entity in a signed writing delivered to the foregoing attorneys-in-fact.
B. Consent to Grant of Power of Attorney. As of the date set forth above, each of the undersigned persons, individually and in his capacity as a member, partner or equity holder (each, a "Constituent Member") of a Granting
Entity and as a member, partner, trustee or equity holder of any Constituent Member, hereby consents to, and causes each such Granting Entity and Constituent Member, to consent to and cause, the grant of Power of Attorney set forth in Paragraph A above.

/s/ Richard Zamboldi,
Attorney in Fact to each Granting Entity